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                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                       MARCH 2, 2001 (MARCH 1, 2001)



                      AEGIS COMMUNICATIONS GROUP, INC.
                      --------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    DELAWARE                        0-14315                       75-2050538
    --------                        -------                       ----------

(STATE OR OTHER                 (COMMISSION FILE                (IRS EMPLOYER
JURISDICTION OF                     NUMBER)                  IDENTIFICATION NO.)
INCORPORATION)

           7880 BENT BRANCH DRIVE, SUITE 150, IRVING, TEXAS  75063
           -------------------------------------------------------
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (972) 830-1800



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ITEM 5.  OTHER EVENTS.

     On March 2, 2001, the Registrant announced that it had received an offer dated March 1, 2001, from an acquisition group made up of its principal stockholders for the purchase of all of the Registrant's outstanding shares of common stock not already owned by the acquisition group at a price of $1.00 per share in cash.

     According to the offer, Questor Partners Fund II, L.P. and certain affiliated funds ("Questor") will lead the acquisition group and are expected to provide the funding for the transaction. The acquisition group will include Thayer Equity Investors III, L.P. and certain affiliated funds ("Thayer") and is expected to include certain other significant stockholders. In recent Schedule 13D filings, Questor and Thayer indicated that in the aggregate they may be deemed to own beneficially 85,952,152 shares of the Registrant's common stock, or approximately 72.2% of the Registrant's common stock. It is also anticipated that Thayer and certain other significant stockholders would receive approximately $10 million of cash in exchange for securities of the Registrant held by such stockholders.

     According to the offer, the offer price of $1.00 per share represents a premium of 45.3% over the closing price of the shares on March 1, 2001, and a premium of 42.3% over the average closing price for the week ending on March 1, 2001. The offer is subject to the negotiation of satisfactory stockholder arrangements among the acquisition group and other customary terms, including negotiation of a definitive merger agreement and receipt of any material third-party consents.

     The offer was made to the Registrant's Board of Directors. The Board intends to establish a special committee of independent directors to consider the offer. The Board also expects that the special committee will engage its own financial advisor and legal counsel in connection with the proposed transaction.

     The Registrant issued a press release announcing the receipt of the offer, a copy of which is attached as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  EXHIBITS

    99.1 Press Release dated March 2, 2001, relating to Questor's offer to acquire all of the outstanding shares of common stock not already owned by the acquisition group at a price of $1.00 per share in cash



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  March 2, 2001                  AEGIS COMMUNICATIONS
                                            GROUP, INC.


                                            By:  /s/ Michael J. Graham
                                                 ---------------------------
                                                 Michael J. Graham
                                                 EXECUTIVE VICE PRESIDENT
                                                 AND CHIEF FINANCIAL OFFICER





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                                INDEX TO EXHIBITS


Exhibit
Number                             Description
------                             -----------

 99.1 Press Release dated March 1, 2001, relating to Questor Partners Fund II, L.P.'s proposal to acquire all publicly held shares of the Registrant